Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2018
OF $171 MILLION AND DILUTED EARNINGS PER SHARE OF $1.17, BOTH UP BY 29% YEAR-OVER-YEAR

Pasadena, California — October 18, 2018 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the third quarter of 2018. For the third quarter of 2018, net income was $171 million, or $1.17 per diluted share, up by 29% year-over-year compared to $133 million, or $0.91 per diluted share, for the third quarter of 2017. Third quarter 2018 return on average assets of 1.76%, return on average equity of 16.2% and return on average tangible1 equity of 18.5% were all up significantly year-over-year.

“Total loans grew $968 million, or 13% annualized, to a record $31.2 billion as of September 30, 2018 from $30.2 billion as of June 30, 2018,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Total deposits grew $853 million, or 10% annualized, to a record $33.6 billion as of September 30, 2018 from $32.8 billion as of June 30, 2018.”

“Driven by our sustained loan growth, net interest income reached a record $349 million in the third quarter of 2018, an increase of 2% quarter-over-quarter and 15% year-over-year,” continued Ng. “Our current quarter adjusted2 efficiency ratio of 39.9% was stable compared to the prior quarter. For the third quarter of 2018, our adjusted pre-tax, pre-provision income3 was $238 million, an increase of 1% quarter-over-quarter and an increase of 13% year-over-year.”

“In conclusion, with year-to-date results of strong loan growth and an expanding net interest margin, we are on track for another year of record earnings for 2018. Our net interest income continues to reach higher levels quarter after quarter, and our attractive profitability remains a valued proposition for shareholders,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 15.
[2] See reconciliation of GAAP to non-GAAP financial measures in Table 13.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

HIGHLIGHTS OF RESULTS

•
Quarterly Earnings — Third quarter 2018 net income of $171.3 million and diluted earnings per share (“EPS”) of $1.17 both decreased by 1% compared to second quarter 2018 net income of $172.3 million and diluted EPS of $1.18. Net income and EPS both grew by 29% year-over-year.

•
Net Interest Income Growth and Net Interest Margin — Third quarter 2018 net interest income was $348.7 million, a quarterly increase of $7.0 million, or 2%. Net interest income growth primarily reflected loan growth and loan yield expansion, partially offset by growth in time deposits and an increase in the cost of deposits. Third quarter 2018 net interest margin (“NIM”) of 3.76% declined by seven basis points linked quarter. Net interest income grew by 15% year-over-year, and NIM expanded by 24 basis points year-over-year.

•
Record Loans — Total loans of $31.2 billion as of September 30, 2018 were up $968.3 million, or 13% linked quarter annualized, from $30.2 billion as of June 30, 2018. The largest increase in loans this quarter was in commercial and industrial loans, followed by single-family mortgages. Total loans grew by 9% year-over-year.

•
Record Deposits — Total deposits of $33.6 billion as of September 30, 2018 were up $853.0 million, or 10% linked quarter annualized, from $32.8 billion as of June 30, 2018. The sequential quarter growth was largely from an increase in time deposits. Total deposits grew by 7% year-over-year.

•
Asset Quality Metrics — The allowance for loan losses was $310.0 million, or 0.99% of loans held-for-investment (“HFI”), as of September 30, 2018, compared to $301.6 million, or 1.00% of loans HFI, as of June 30, 2018. For the third quarter of 2018, annualized net charge-offs were 0.05% of average loans HFI, compared to annualized net charge-offs of 0.14% of average loans HFI for the previous quarter. Non-purchased credit impaired (“Non-PCI”) nonperforming assets were $114.6 million, or 0.29% of total assets, as of September 30, 2018, compared to $103.5 million, or 0.27% of total assets, as of June 30, 2018.

•
Capital Levels — Capital levels for East West continue to be strong. As of September 30, 2018, stockholders’ equity was $4.2 billion, or $29.29 per share. Tangible equity[4] per common share was $25.91 as of September 30, 2018, an increase of 4% linked quarter and 14% year-over-year. As of September 30, 2018, the tangible equity to tangible assets ratio[4] was 9.73%, the Common Equity Tier 1 (“CET1”) capital ratio was 12.3%, and the total risk-based capital ratio was 13.8%.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017
Net income	$171.3	$172.3	$132.7
Adjusted net income (1)	$171.3	$172.3	$130.5
Earnings per share (diluted)	$1.17	$1.18	$0.91
Adjusted earnings per share (diluted) (1)	$1.17	$1.18	$0.89
Book value per common share	$29.29	$28.39	$26.17
Tangible equity (1) per common share	$25.91	$25.01	$22.71
Tangible equity to tangible assets ratio (1)	9.73%	9.64%	9.17%
Return on average assets (2)	1.76%	1.84%	1.46%
Return on average equity (2)	16.2%	17.0%	14.0%
Return on average tangible equity (1)(2)	18.5%	19.5%	16.3%
Adjusted return on average assets (1)(2)	1.76%	1.84%	1.44%
Adjusted return on average equity (1)(2)	16.2%	17.0%	13.8%
Adjusted return on average tangible equity (1)(2)	18.5%	19.5%	16.1%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.44%	2.50%	2.32%
Net interest income	$348.7	$341.7	$303.2
Net interest margin (2)	3.76%	3.83%	3.52%
Cost of deposits (2)	0.78%	0.64%	0.40%
Efficiency ratio	45.5%	45.5%	46.6%
Adjusted efficiency ratio (1)	39.9%	39.9%	39.8%

(1)	See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13, and 15.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2018

We have updated our outlook for the full year 2018. We are lowering our anticipated provision for credit losses, narrowing our expected expense growth range, and adjusting the tax rate.

The revised items are as follows:

•	Provision for credit losses to range from $60 million to $65 million (lowered from a range of $70 million to $80 million, previously).

•
Noninterest expense, excluding amortization of tax credit investments and core deposit intangibles, to increase by approximately 9% year-over-year (narrowed from a percentage rate change in the high single digits, previously).

•
Projecting full year effective tax rate of approximately 14% (versus 13%, previously). Other tax items are unchanged: investment in tax-advantaged credits, excluding low income housing tax credits, of $115 million and associated tax credit amortization expense of $100 million for the full year.

We continue to expect end-of-period loans to increase by approximately 10% year-over-year; and anticipate full year net interest margin, excluding the impact of ASC 310-30 discount accretion income, to be approximately 3.75%.

OPERATING RESULTS SUMMARY

Third Quarter 2018 Compared to Second Quarter 2018

Net Interest Income and Net Interest Margin
Net interest income totaled $348.7 million, a 2% increase from $341.7 million. Net interest margin decreased by seven basis points to 3.76% from 3.83%.

•
Excluding the impact of ASC 310-30 discount accretion, adjusted[5] net interest income of $345.9 million increased by 3% and adjusted[5] NIM of 3.72% declined by 4 basis points. ASC 310-30 discount accretion income was $2.9 million, a decline from $6.3 million last quarter.

•	Average loans of $30.5 billion grew by $851.3 million, or 11% linked quarter annualized.

•	Average deposits of $33.2 billion grew by $864.8 million, or 11% linked quarter annualized.

•	The yield on loans expanded by seven basis points to 5.02% from 4.95%.

•	The yield on earning assets expanded by six basis points to 4.55% from 4.49%.

•	The cost of deposits increased by 14 basis points to 0.78% from 0.64%.

•	The cost of funds increased by 15 basis points to 0.86% from 0.71%.

Noninterest Income
Noninterest income totaled $46.5 million, a decrease of $1.8 million or 4% from $48.3 million. Excluding the impact of all gains on sales, total fees and other operating income of $41.9 million in the third quarter of 2018 decreased by 6% from $44.6 million.

•	Decrease in derivative fees and other income reflected a lower volume of customer transactions, which was partially offset by an increase in the fair value of interest rate swaps.

•	Decrease in letters of credit fees and foreign exchange income reflected a decline in mark-to-market revaluations for foreign currency balance sheet items.

The following table presents total fees and other operating income for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017.

($ in thousands)	Quarter Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Branch fees	$9,777	$10,140	$10,393
Letters of credit fees and foreign exchange income	14,649	15,673	10,564
Ancillary loan fees and other income	6,795	5,841	5,987
Wealth management fees	3,535	4,501	3,461
Derivative fees and other income	4,595	6,570	6,663
Other fees and operating income	2,569	1,865	3,653
Total fees and other operating income	$41,920	$44,590	$40,721

Noninterest Expense
Noninterest expense of $179.8 million included $157.7 million of adjusted6 noninterest expense, $20.8 million in amortization of tax credit and other investments, and $1.4 million in amortization of core deposit intangibles.

•
Adjusted noninterest expense of $157.7 million increased by $2.1 million, or 1%, linked quarter. The increase in noninterest expense compared to the prior quarter was mostly due to an increase in compensation and employee benefits, as well as an increase in other operating expenses, partially offset by decreases in consulting and legal expenses.

•	The adjusted efficiency ratio was unchanged at 39.9% in the third quarter compared to the prior quarter.

[5] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[6] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

TAX RELATED ITEMS

Tax expense in the third quarter of 2018 was $33.6 million and the effective tax rate was 16%, compared to a tax expense of $24.6 million and an effective tax rate of 13% in the second quarter of 2018.

•	Currently, we are projecting a full year 2018 effective tax rate of approximately 14%, an increase from a projected rate of 13% previously.

CREDIT QUALITY

The allowance for loan losses totaled $310.0 million, or 0.99% of loans HFI, as of September 30, 2018, compared to $301.6 million, or 1.00% of loans HFI, as of June 30, 2018, and $285.9 million, or 1.00% of loans HFI, as of September 30, 2017.

•	The provision for credit losses recorded for the current quarter was $10.5 million, compared to $15.5 million for the second quarter of 2018, and $13.0 million for the third quarter of 2017.

•
Net charge-offs for the current quarter were $3.7 million, or annualized 0.05% of average loans HFI. This compares to net charge-offs of $10.6 million, or annualized 0.14% of average loans HFI, for the second quarter of 2018, and net charge-offs of $4.0 million, or annualized 0.06% of average loans HFI, for the third quarter of 2017.

•
Non-PCI nonperforming assets of $114.6 million, or 0.29% of total assets, as of September 30, 2018, increased from $103.5 million, or 0.27% of total assets, as of June 30, 2018, and decreased from $117.0 million, or 0.32% of total assets, as of September 30, 2017.

CAPITAL STRENGTH

Capital levels for East West continue to be strong. As of September 30, 2018, stockholders’ equity was $4.2 billion, or $29.29 per share. Tangible equity per common share was $25.91 as of September 30, 2018, an increase of 4% linked quarter and 14% year-over-year. The following table presents the regulatory capital ratios for the quarters ended September 30, 2018, June 30, 2018, and September 30, 2017.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	September 30, 2018	June 30, 2018	September 30, 2017	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	12.3%	12.2%	11.4%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	12.3%	12.2%	11.4%	6.0%	8.0%	8.5%
Total risk-based capital ratio	13.8%	13.7%	12.9%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	10.0%	10.0%	9.4%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$31,209	$30,415	$29,178	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s September 30, 2018 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared fourth quarter 2018 dividends for the Company’s common stock. The common stock cash dividend of $0.23 per share is payable on November 15, 2018 to stockholders of record on November 1, 2018.

Conference Call

East West will host a conference call to discuss third quarter 2018 earnings with the public on Thursday, October 18, 2018 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses third quarter 2018 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada - (855) 669-9657; international calls - (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on October 18, 2018 at 11:30 a.m. Pacific Time through November 18, 2018. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10124728.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $39.1 billion that trades on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is the premier bank exclusively focused on the United States and Greater China markets, and is one of the largest independent banks headquartered in California. With over 130 locations worldwide, East West operates in California, Georgia, Massachusetts, Nevada, New York, Texas and Washington in the United States. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information about East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; the Company’s ability to retain key officers and employees; changes in interest rates on our net interest income and net interest margin; the effect of changes in the deposit mix on our funding costs and net interest margin; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in the United States (“U.S.”) economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight - Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations of our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; changes in the economy of and monetary policy in the People’s Republic of China; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2018 % Change
	September 30, 2018	June 30, 2018	September 30, 2017	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$408,049	$415,653	$364,328	(1.8)%	12.0%
Interest-bearing cash with banks	1,810,738	1,881,818	1,372,421	(3.8)	31.9
Cash and cash equivalents	2,218,787	2,297,471	1,736,749	(3.4)	27.8
Interest-bearing deposits with banks	400,900	360,900	404,946	11.1	(1.0)
Securities purchased under resale agreements (“resale agreements”) (1)	1,035,000	975,000	1,250,000	6.2	(17.2)
Investment securities	2,676,510	2,707,444	2,956,776	(1.1)	(9.5)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	73,729	73,524	73,322	0.3	0.6
Loans held-for-sale (“HFS”)	3,114	14,658	178	(78.8)	NM
Loans held-for-investment (net of allowance for loan losses of $310,041, $301,550 and $285,926)	30,900,144	29,928,829	28,239,431	3.2	9.4
Investments in qualified affordable housing partnerships, net	148,097	152,556	178,344	(2.9)	(17.0)
Investments in tax credit and other investments, net	232,194	242,595	203,758	(4.3)	14.0
Goodwill	465,547	465,547	469,433	—	(0.8)
Other assets	919,084	854,430	795,029	7.6	15.6
Total assets	$39,073,106	$38,072,954	$36,307,966	2.6%	7.6%

Liabilities and Stockholders’ Equity
Deposits	$33,629,124	$32,776,132	$31,311,662	2.6%	7.4%
Short-term borrowings	56,411	58,523	24,813	(3.6)	127.3
FHLB advances	325,596	325,020	323,323	0.2	0.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	50,000	—	—
Long-term debt	156,770	161,704	176,513	(3.1)	(11.2)
Accrued expenses and other liabilities	610,355	587,291	639,759	3.9	(4.6)
Total liabilities	34,828,256	33,958,670	32,526,070	2.6	7.1
Stockholders’ equity	4,244,850	4,114,284	3,781,896	3.2	12.2
Total liabilities and stockholders’ equity	$39,073,106	$38,072,954	$36,307,966	2.6%	7.6%

Book value per common share	$29.29	$28.39	$26.17	3.2%	11.9%
Tangible equity (2) per common share	$25.91	$25.01	$22.71	3.6	14.1
Tangible equity to tangible assets ratio (2)	9.73%	9.64%	9.17%	1.0	6.2
Number of common shares at period-end	144,929	144,905	144,511	0.0	0.3

NM Not Meaningful

(1)
Resale and repurchase agreements have been reported net, pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of each of September 30, 2018, June 30, 2018 and September 30, 2017, $400.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against gross resale agreements.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2018 % Change
	September 30, 2018	June 30, 2018	September 30, 2017	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial lending:
Commercial and industrial (“C&I”)	$11,517,054	$11,059,019	$10,645,156	4.1%	8.2%
Commercial real estate (“CRE”)	9,262,327	9,054,567	8,843,776	2.3	4.7
Multifamily residential	2,090,563	2,032,522	1,876,956	2.9	11.4
Construction and land	605,033	623,837	683,404	(3.0)	(11.5)
Consumer lending:
Single-family residential	5,684,587	5,316,895	4,356,009	6.9	30.5
Home equity lines of credit (“HELOCs”)	1,717,440	1,769,511	1,767,420	(2.9)	(2.8)
Other consumer	333,181	374,028	352,636	(10.9)	(5.5)
Total loans held-for-investment (1)(2)	31,210,185	30,230,379	28,525,357	3.2	9.4
Loans HFS	3,114	14,658	178	(78.8)	NM
Total loans (1)(2)	31,213,299	30,245,037	28,525,535	3.2	9.4
Allowance for loan losses	(310,041)	(301,550)	(285,926)	2.8	8.4
Net loans (1)(2)	$30,903,258	$29,943,487	$28,239,609	3.2%	9.4%

Deposits:
Noninterest-bearing demand	$10,794,370	$10,739,333	$10,992,674	0.5%	(1.8)%
Interest-bearing checking	4,383,672	4,323,698	4,108,859	1.4	6.7
Money market	7,608,191	7,634,850	7,939,031	(0.3)	(4.2)
Savings	2,100,958	2,218,228	2,476,557	(5.3)	(15.2)
Total core deposits	24,887,191	24,916,109	25,517,121	(0.1)	(2.5)
Time deposits	8,741,933	7,860,023	5,794,541	11.2	50.9
Total deposits	$33,629,124	$32,776,132	$31,311,662	2.6%	7.4%

NM Not Meaningful

(1)
Includes $(42.4) million, $(40.4) million and $(29.2) million as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $24.5 million, $26.8 million and $39.1 million as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2018 % Change
	September 30, 2018	June 30, 2018	September 30, 2017	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$422,185	$400,311	$339,910	5.5%	24.2%
Interest expense	73,465	58,632	36,755	25.3	99.9
Net interest income before provision for credit losses	348,720	341,679	303,155	2.1	15.0
Provision for credit losses	10,542	15,536	12,996	(32.1)	(18.9)
Net interest income after provision for credit losses	338,178	326,143	290,159	3.7	16.5
Noninterest income	46,502	48,268	49,470	(3.7)	(6.0)
Noninterest expense	179,815	177,419	164,345	1.4	9.4
Income before income taxes	204,865	196,992	175,284	4.0	16.9
Income tax expense	33,563	24,643	42,624	36.2	(21.3)
Net income	$171,302	$172,349	$132,660	(0.6)%	29.1%
Earnings per share (“EPS”)
- Basic	$1.18	$1.19	$0.92	(0.6)%	28.8%
- Diluted	$1.17	$1.18	$0.91	(0.7)	28.9
Weighted average number of shares outstanding
- Basic	144,921	144,899	144,498	0.0%	0.3%
- Diluted	146,173	146,091	145,882	0.1	0.2

	Three Months Ended			September 30, 2018 % Change
	September 30, 2018	June 30, 2018	September 30, 2017	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$9,777	$10,140	$10,393	(3.6)%	(5.9)%
Letters of credit fees and foreign exchange income	14,649	15,673	10,564	(6.5)	38.7
Ancillary loan fees and other income	6,795	5,841	5,987	16.3	13.5
Wealth management fees	3,535	4,501	3,461	(21.5)	2.1
Derivative fees and other income	4,595	6,570	6,663	(30.1)	(31.0)
Net gains on sales of loans	1,145	2,354	2,360	(51.4)	(51.5)
Net gains on sales of available-for-sale investment securities	35	210	1,539	(83.3)	(97.7)
Net gains on sales of fixed assets	3,402	1,114	1,043	205.4	226.2
Net gain on sale of business	—	—	3,807	—	(100.0)
Other fees and operating income	2,569	1,865	3,653	37.7	(29.7)
Total noninterest income	$46,502	$48,268	$49,470	(3.7)%	(6.0)%
Noninterest expense:
Compensation and employee benefits	$96,733	$93,865	$79,583	3.1%	21.5%
Occupancy and equipment expense	17,292	16,707	16,635	3.5	3.9
Deposit insurance premiums and regulatory assessments	6,013	5,832	5,676	3.1	5.9
Legal expense	1,544	2,837	3,316	(45.6)	(53.4)
Data processing	3,289	3,327	3,004	(1.1)	9.5
Consulting expense	2,683	5,120	4,087	(47.6)	(34.4)
Deposit related expense	2,600	2,922	2,413	(11.0)	7.7
Computer software expense	5,478	5,549	4,393	(1.3)	24.7
Other operating expense	23,394	20,779	21,411	12.6	9.3
Amortization of tax credit and other investments	20,789	20,481	23,827	1.5	(12.8)
Total noninterest expense	$179,815	$177,419	$164,345	1.4%	9.4%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2018 % Change
	September 30, 2018	September 30, 2017	Yr-o-Yr
Interest and dividend income	$1,194,369	$965,354	23.7%
Interest expense	177,277	99,986	77.3
Net interest income before provision for credit losses	1,017,092	865,368	17.5
Provision for credit losses	46,296	30,749	50.6
Net interest income after provision for credit losses	970,796	834,619	16.3
Noninterest income	169,214	212,542	(20.4)
Noninterest expense	526,369	486,188	8.3
Income before income taxes	613,641	560,973	9.4
Income tax expense	82,958	140,247	(40.8)
Net income	$530,683	$420,726	26.1%
EPS
- Basic	$3.66	$2.91	25.8%
- Diluted	$3.63	$2.88	25.9
Weighted average number of shares outstanding
- Basic	144,829	144,412	0.3%
- Diluted	146,158	145,849	0.2

	Nine Months Ended		September 30, 2018 % Change
	September 30, 2018	September 30, 2017	Yr-o-Yr
Noninterest income:
Branch fees	$30,347	$30,638	(0.9)%
Letters of credit fees and foreign exchange income	39,924	34,370	16.2
Ancillary loan fees and other income	18,217	16,876	7.9
Wealth management fees	10,989	11,177	(1.7)
Derivative fees and other income	17,855	12,934	38.0
Net gains on sales of loans	5,081	6,660	(23.7)
Net gains on sales of available-for-sale investment securities	2,374	6,733	(64.7)
Net gains on sales of fixed assets	5,602	74,092	(92.4)
Net gain on sale of business	31,470	3,807	NM
Other fees and operating income	7,355	15,255	(51.8)
Total noninterest income	$169,214	$212,542	(20.4)%
Noninterest expense:
Compensation and employee benefits	$285,832	$244,930	16.7%
Occupancy and equipment expense	50,879	47,829	6.4
Deposit insurance premiums and regulatory assessments	18,118	17,384	4.2
Legal expense	6,636	8,930	(25.7)
Data processing	10,017	9,009	11.2
Consulting expense	10,155	10,775	(5.8)
Deposit related expense	8,201	7,283	12.6
Computer software expense	16,081	13,823	16.3
Other operating expense	61,780	60,166	2.7
Amortization of tax credit and other investments	58,670	66,059	(11.2)
Total noninterest expense	$526,369	$486,188	8.3%

NM Not Meaningful

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2018 % Change		Nine Months Ended		September 30, 2018 % Change
	September 30, 2018	June 30, 2018	September 30, 2017	Qtr-o-Qtr	Yr-o-Yr	September 30, 2018	September 30, 2017	Yr-o-Yr
Loans:
Commercial lending:
C&I	$11,127,338	$10,747,074	$10,259,807	3.5%	8.5%	$10,863,851	$10,066,832	7.9%
CRE	9,134,784	9,038,228	8,518,461	1.1	7.2	9,060,338	8,339,620	8.6
Multifamily residential	2,056,456	1,970,538	1,808,236	4.4	13.7	1,990,913	1,743,179	14.2
Construction and land	622,272	667,997	672,875	(6.8)	(7.5)	649,150	667,299	(2.7)
Consumer lending:
Single-family residential	5,495,824	5,103,008	4,163,900	7.7	32.0	5,126,073	3,850,221	33.1
HELOCs	1,741,890	1,787,036	1,768,952	(2.5)	(1.5)	1,769,253	1,779,236	(0.6)
Other consumer	319,473	332,885	337,548	(4.0)	(5.4)	330,703	336,695	(1.8)
Total loans (1)(2)	$30,498,037	$29,646,766	$27,529,779	2.9%	10.8%	$29,790,281	$26,783,082	11.2%

Investment securities	$2,727,219	$2,735,023	$2,963,122	(0.3)%	(8.0)%	$2,771,727	$3,060,688	(9.4)%
Interest-earning assets	$36,822,293	$35,767,808	$34,208,533	2.9%	7.6%	$36,039,382	$33,542,941	7.4%
Total assets	$38,659,262	$37,568,895	$35,937,567	2.9%	7.6%	$37,874,434	$35,290,542	7.3%

Deposits:
Noninterest-bearing demand	$10,639,554	$10,984,950	$10,655,860	(3.1)%	(0.2)%	$10,968,958	$10,323,254	6.3%
Interest-bearing checking	4,515,256	4,387,479	4,014,290	2.9	12.5	4,487,314	3,830,004	17.2
Money market	7,613,030	7,880,601	7,997,648	(3.4)	(4.8)	7,919,845	7,968,457	(0.6)
Savings	2,194,792	2,214,793	2,423,312	(0.9)	(9.4)	2,286,402	2,334,752	(2.1)
Total core deposits	24,962,632	25,467,823	25,091,110	(2.0)	(0.5)	25,662,519	24,456,467	4.9
Time deposits	8,277,129	6,907,174	5,974,793	19.8	38.5	6,976,359	5,873,217	18.8
Total deposits	$33,239,761	$32,374,997	$31,065,903	2.7%	7.0%	$32,638,878	$30,329,684	7.6%

Interest-bearing liabilities	$23,190,465	$21,938,134	$20,989,149	5.7%	10.5%	$22,233,394	$20,813,224	6.8%
Stockholders’ equity	$4,197,675	$4,062,311	$3,756,207	3.3%	11.8%	$4,061,977	$3,630,062	11.9%

(1)
Includes ASC 310-30 discount of $25.9 million, $30.0 million and $41.9 million for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively, and $29.9 million and $45.3 million for the nine months ended September 30, 2018 and 2017, respectively.

(2)	Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2018			June 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,521,002	$13,353	2.10%	$2,316,194	$11,715	2.03%
Resale agreements (2)	1,002,500	7,393	2.93%	996,154	7,182	2.89%
Investment securities	2,727,219	15,180	2.21%	2,735,023	15,059	2.21%
Loans (3)	30,498,037	385,538	5.02%	29,646,766	365,555	4.95%
FHLB and FRB stock	73,535	721	3.89%	73,671	800	4.36%
Total interest-earning assets	36,822,293	422,185	4.55%	35,767,808	400,311	4.49%

Noninterest-earning assets:
Cash and due from banks	424,350			432,401
Allowance for loan losses	(301,557)			(292,645)
Other assets	1,714,176			1,661,331
Total assets	$38,659,262			$37,568,895

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,515,256	$9,551	0.84%	$4,387,479	$8,416	0.77%
Money market deposits	7,613,030	21,411	1.12%	7,880,601	18,805	0.96%
Savings deposits	2,194,792	2,308	0.42%	2,214,793	2,035	0.37%
Time deposits	8,277,129	31,762	1.52%	6,907,174	22,009	1.28%
Federal funds purchased and other short-term borrowings	58,218	643	4.38%	11,695	124	4.25%
FHLB advances	325,246	2,732	3.33%	324,665	2,552	3.15%
Repurchase agreements (2)	50,000	3,366	26.71%	50,000	3,042	24.40%
Long-term debt	156,794	1,692	4.28%	161,727	1,649	4.09%
Total interest-bearing liabilities	23,190,465	73,465	1.26%	21,938,134	58,632	1.07%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,639,554			10,984,950
Accrued expenses and other liabilities	631,568			583,500
Stockholders’ equity	4,197,675			4,062,311
Total liabilities and stockholders’ equity	$38,659,262			$37,568,895

Interest rate spread			3.29%			3.42%
Net interest income and net interest margin		$348,720	3.76%		$341,679	3.83%
Adjusted net interest income and adjusted net interest margin (4)		$345,857	3.72%		$335,380	3.76%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting. The weighted-average yields of gross resale agreements were 2.63% and 2.60% for the three months ended September 30, 2018 and June 30, 2018, respectively. The weighted-average rates of gross repurchase agreements were 4.65% and 4.43% for the three months ended September 30, 2018 and June 30, 2018, respectively.

(3)	Includes loans HFS and ASC 310-30 discount of $25.9 million and $30.0 million for the three months ended September 30, 2018 and June 30, 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2018			September 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,521,002	$13,353	2.10%	$2,344,561	$9,630	1.63%
Resale agreements (2)	1,002,500	7,393	2.93%	1,297,826	7,901	2.42%
Investment securities	2,727,219	15,180	2.21%	2,963,122	14,828	1.99%
Loans (3)	30,498,037	385,538	5.02%	27,529,779	306,939	4.42%
FHLB and FRB stock	73,535	721	3.89%	73,245	612	3.31%
Total interest-earning assets	36,822,293	422,185	4.55%	34,208,533	339,910	3.94%

Noninterest-earning assets:
Cash and due from banks	424,350			387,705
Allowance for loan losses	(301,557)			(276,467)
Other assets	1,714,176			1,617,796
Total assets	$38,659,262			$35,937,567

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,515,256	$9,551	0.84%	$4,014,290	$4,768	0.47%
Money market deposits	7,613,030	21,411	1.12%	7,997,648	11,828	0.59%
Savings deposits	2,194,792	2,308	0.42%	2,423,312	1,810	0.30%
Time deposits	8,277,129	31,762	1.52%	5,974,793	12,680	0.84%
Federal funds purchased and other short-term borrowings	58,218	643	4.38%	29,661	212	2.84%
FHLB advances	325,246	2,732	3.33%	322,973	1,947	2.39%
Repurchase agreements (2)	50,000	3,366	26.71%	50,000	2,122	16.84%
Long-term debt	156,794	1,692	4.28%	176,472	1,388	3.12%
Total interest-bearing liabilities	23,190,465	73,465	1.26%	20,989,149	36,755	0.69%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,639,554			10,655,860
Accrued expenses and other liabilities	631,568			536,351
Stockholders’ equity	4,197,675			3,756,207
Total liabilities and stockholders’ equity	$38,659,262			$35,937,567

Interest rate spread			3.29%			3.25%
Net interest income and net interest margin		$348,720	3.76%		$303,155	3.52%
Adjusted net interest income and adjusted net interest margin (4)		$345,857	3.72%		$298,620	3.46%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting. The weighted-average yields of gross resale agreements are 2.63% and 2.29% for the three months ended September 30, 2018 and 2017, respectively. The weighted-average rates of gross repurchase agreements are 4.65% and 3.56% for the three months ended September 30, 2018 and 2017, respectively.

(3)	Includes loans HFS and ASC 310-30 discount of $25.9 million and $41.9 million for the three months ended September 30, 2018 and 2017, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,387,712	$36,013	2.02%	$2,073,322	$22,298	1.44%
Resale agreements (2)	1,016,044	21,509	2.83%	1,552,198	25,222	2.17%
Investment securities	2,771,727	45,695	2.20%	3,060,688	43,936	1.92%
Loans (3)	29,790,281	1,088,997	4.89%	26,783,082	872,039	4.35%
FHLB and FRB stock	73,618	2,155	3.91%	73,651	1,859	3.37%
Total interest-earning assets	36,039,382	1,194,369	4.43%	33,542,941	965,354	3.85%

Noninterest-earning assets:
Cash and due from banks	433,299			387,440
Allowance for loan losses	(293,403)			(268,477)
Other assets	1,695,156			1,628,638
Total assets	$37,874,434			$35,290,542

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,487,314	$24,694	0.74%	$3,830,004	$12,538	0.44%
Money market deposits	7,919,845	56,056	0.95%	7,968,457	30,409	0.51%
Savings deposits	2,286,402	6,364	0.37%	2,334,752	4,525	0.26%
Time deposits	6,976,359	68,319	1.31%	5,873,217	34,331	0.78%
Federal funds purchased and other short-term borrowings	23,805	774	4.35%	40,772	877	2.88%
FHLB advances	327,978	7,544	3.08%	414,355	5,738	1.85%
Repurchase agreements (2)	50,000	8,714	23.30%	170,330	7,538	5.92%
Long-term debt	161,691	4,812	3.98%	181,337	4,030	2.97%
Total interest-bearing liabilities	22,233,394	177,277	1.07%	20,813,224	99,986	0.64%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,968,958			10,323,254
Accrued expenses and other liabilities	610,105			524,002
Stockholders’ equity	4,061,977			3,630,062
Total liabilities and stockholders’ equity	$37,874,434			$35,290,542

Interest rate spread			3.36%			3.21%
Net interest income and net interest margin		$1,017,092	3.77%		$865,368	3.45%
Adjusted net interest income and net interest margin (4)		$1,002,730	3.72%		$851,339	3.39%

(1)	Annualized

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting. The weighted-average yields of gross resale agreements are 2.59% and 2.13% for the nine months ended September 30, 2018 and 2017, respectively. The weighted-average rates of gross repurchase agreements are 4.36% and 3.42% for the nine months ended September 30, 2018 and 2017, respectively.

(3)	Includes loans HFS and ASC 310-30 discount of $29.9 million and $45.3 million for the nine months ended September 30, 2018 and 2017, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				September 30, 2018 Basis Point Change
	September 30, 2018	June 30, 2018	September 30, 2017		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.76%	1.84%	1.46%		(8)	bps	30	bps
Adjusted return on average assets (2)	1.76%	1.84%	1.44%		(8)		32
Return on average equity	16.19%	17.02%	14.01%		(83)		218
Adjusted return on average equity (2)	16.19%	17.02%	13.78%		(83)		241
Return on average tangible equity (2)	18.47%	19.50%	16.33%		(103)		214
Adjusted return on average tangible equity (2)	18.47%	19.50%	16.06%		(103)		241
Interest rate spread	3.29%	3.42%	3.25%		(13)		4
Net interest margin	3.76%	3.83%	3.52%		(7)		24
Adjusted net interest margin (2)	3.72%	3.76%	3.46%		(4)		26
Average loan yield	5.02%	4.95%	4.42%		7		60
Adjusted average loan yield (2)	4.97%	4.86%	4.35%		11		62
Yield on average interest-earning assets	4.55%	4.49%	3.94%		6		61
Cost of interest-bearing deposits	1.14%	0.96%	0.60%		18		54
Cost of deposits	0.78%	0.64%	0.40%		14		38
Cost of funds	0.86%	0.71%	0.46%		15		40
Adjusted pre-tax, pre-provision profitability ratio (2)	2.44%	2.50%	2.32%		(6)		12
Adjusted noninterest expense/average assets (2)	1.62%	1.66%	1.53%		(4)		9
Efficiency ratio	45.50%	45.50%	46.61%		0		(111)
Adjusted efficiency ratio (2)	39.89%	39.89%	39.79%		0	bps	10	bps

	Nine Months Ended (1)		September 30, 2018 Basis Point Change
	September 30, 2018	September 30, 2017	Yr-o-Yr
Return on average assets	1.87%	1.59%	28	bps
Adjusted return on average assets (2)	1.80%	1.43%	37
Return on average equity	17.47%	15.50%	197
Adjusted return on average equity (2)	16.74%	13.89%	285
Return on average tangible equity (2)	20.03%	18.15%	188
Adjusted return on average tangible equity (2)	19.20%	16.28%	292
Interest rate spread	3.36%	3.21%	15
Net interest margin	3.77%	3.45%	32
Adjusted net interest margin (2)	3.72%	3.39%	33
Average loan yield	4.89%	4.35%	54
Adjusted average loan yield (2)	4.82%	4.28%	54
Yield on average interest-earning assets	4.43%	3.85%	58
Cost of interest-bearing deposits	0.96%	0.55%	41
Cost of deposits	0.64%	0.36%	28
Cost of funds	0.71%	0.43%	28
Adjusted pre-tax, pre-provision profitability ratio (2)	2.44%	2.23%	21
Adjusted noninterest expense/average assets (2)	1.64%	1.57%	7
Efficiency ratio	44.37%	45.10%	(73)
Adjusted efficiency ratio (2)	40.13%	41.38%	(125)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$301,511	$297,607	$276,238	$287,070	$260,402
Provision for loan losses on non-PCI loans	12,650	15,139	13,458	47,722	32,184
Net (charge-offs) recoveries:
Commercial lending:
C&I	(4,051)	(12,383)	(5,397)	(27,600)	(10,597)
CRE	2	2	549	431	1,541
Multifamily residential	77	1,061	634	1,471	1,329
Construction and land	23	258	61	716	24
Consumer lending:
Single-family residential	295	629	175	1,107	428
HELOCs	—	—	(55)	—	(31)
Other consumer	(5)	(162)	(8)	(183)	125
Total net charge-offs	(3,659)	(10,595)	(4,041)	(24,058)	(7,181)
Foreign currency translation adjustments	(492)	(640)	203	(724)	453
Allowance for non-PCI loans, end of period	310,010	301,511	285,858	310,010	285,858
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	39	47	78	58	118
Reversal of loan losses on PCI loans	(8)	(8)	(10)	(27)	(50)
Allowance for PCI loans, end of period	31	39	68	31	68
Allowance for loan losses	310,041	301,550	285,926	310,041	285,926
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	14,019	13,614	15,188	13,318	16,121
(Reversal of) provision for unfunded credit reserves	(2,100)	405	(452)	(1,399)	(1,385)
Allowance for unfunded credit reserves, end of period	11,919	14,019	14,736	11,919	14,736
Allowance for credit losses	$321,960	$315,569	$300,662	$321,960	$300,662

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	September 30, 2018	June 30, 2018	September 30, 2017

Nonaccrual loans:
Commercial lending:
C&I	$72,797	$57,097	$73,384
CRE	24,752	25,748	24,802
Multifamily residential	1,761	1,727	2,620
Construction and land	—	—	4,183
Consumer lending:
Single-family residential	5,222	7,625	6,639
HELOCs	6,872	8,135	3,097
Other consumer	2,491	2,491	—
Total nonaccrual loans	113,895	102,823	114,725
Other real estate owned, net	748	709	2,289
Total nonperforming assets	$114,643	$103,532	$117,014

Credit Quality Ratios	September 30, 2018	June 30, 2018	September 30, 2017

Non-PCI nonperforming assets to total assets (1)	0.29%	0.27%	0.32%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.36%	0.34%	0.40%
Allowance for loan losses to loans held-for-investment (1)	0.99%	1.00%	1.00%
Allowance for loan losses to non-PCI nonaccrual loans	272.22%	293.27%	249.23%
Annualized quarterly net charge-offs to average loans held-for-investment	0.05%	0.14%	0.06%

(1)	Total assets and loans held-for-investment include PCI loans of $345.0 million, $383.7 million and $532.3 million as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12
During the first quarter of 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million. During the third quarter of 2017, the Company sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”) and recognized a pre-tax gain on sale of $3.8 million. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the impact of after-tax gains on the sales of the commercial property, EWIS business and DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		September 30, 2018	June 30, 2018	September 30, 2017
Net income	(a)	$171,302	$172,349	$132,660
Less: Gain on sale of business, net of tax (1)	(b)	—	—	(2,206)
Adjusted net income	(c)	$171,302	$172,349	$130,454

Diluted weighted average number of shares outstanding	(d)	146,173	146,091	145,882

Diluted EPS	(a)/(d)	$1.17	$1.18	$0.91
Diluted EPS impact of gain on sale of business, net of tax	(b)/(d)	—	—	(0.02)
Adjusted diluted EPS		$1.17	$1.18	$0.89

Average total assets	(e)	$38,659,262	$37,568,895	$35,937,567
Average stockholders’ equity	(f)	$4,197,675	$4,062,311	$3,756,207
Return on average assets (2)	(a)/(e)	1.76%	1.84%	1.46%
Adjusted return on average assets (2)	(c)/(e)	1.76%	1.84%	1.44%
Return on average equity (2)	(a)/(f)	16.19%	17.02%	14.01%
Adjusted return on average equity (2)	(c)/(f)	16.19%	17.02%	13.78%

		Nine Months Ended
		September 30, 2018	September 30, 2017
Net income	(g)	$530,683	$420,726
Less: Gain on sale of the commercial property, net of tax (1)	(h)	—	(41,526)
Gain on sale of business, net of tax (1)	(i)	(22,167)	(2,206)
Adjusted net income	(j)	$508,516	$376,994

Diluted weighted average number of shares outstanding	(k)	146,158	145,849

Diluted EPS	(g)/(k)	$3.63	$2.88
Diluted EPS impact of gain on sale of the commercial property, net of tax	(h)/(k)	—	(0.28)
Diluted EPS impact of gain on sale of business, net of tax	(i)/(k)	(0.15)	(0.02)
Adjusted diluted EPS		$3.48	$2.58

Average total assets	(l)	$37,874,434	$35,290,542
Average stockholders’ equity	(m)	$4,061,977	$3,630,062
Return on average assets (2)	(g)/(l)	1.87%	1.59%
Adjusted return on average assets (2)	(j)/(l)	1.80%	1.43%
Return on average equity (2)	(g)/(m)	17.47%	15.50%
Adjusted return on average equity (2)	(j)/(m)	16.74%	13.89%

(1)
Statutory rate of 29.56% was applied for the three months ended June 30, 2018, and the three and nine months ended September 30, 2018. Statutory rate of 42.05% was applied for the three and nine months ended September 30, 2017.

(2)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on the sales of the commercial property, EWIS business and DCB branches that were sold in the first quarter of 2017, third quarter of 2017 and first quarter of 2018, respectively (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		September 30, 2018	June 30, 2018	September 30, 2017
Net interest income before provision for credit losses	(a)	$348,720	$341,679	$303,155
Total noninterest income		46,502	48,268	49,470
Total revenue	(b)	395,222	389,947	352,625
Noninterest income		46,502	48,268	49,470
Less: Gain on sale of business		—	—	(3,807)
Adjusted noninterest income	(c)	$46,502	$48,268	$45,663
Adjusted revenue	(a)+(c) = (d)	$395,222	$389,947	$348,818

Total noninterest expense	(e)	$179,815	$177,419	$164,345
Less: Amortization of tax credit and other investments		(20,789)	(20,481)	(23,827)
Amortization of core deposit intangibles		(1,369)	(1,373)	(1,735)
Adjusted noninterest expense	(f)	$157,657	$155,565	$138,783
Efficiency ratio	(e)/(b)	45.50%	45.50%	46.61%
Adjusted efficiency ratio	(f)/(d)	39.89%	39.89%	39.79%
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$237,565	$234,382	$210,035
Average total assets	(h)	$38,659,262	$37,568,895	$35,937,567
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.44%	2.50%	2.32%
Adjusted noninterest expense (1)/average assets	(f)/(h)	1.62%	1.66%	1.53%

		Nine Months Ended
		September 30, 2018	September 30, 2017
Net interest income before provision for credit losses	(i)	$1,017,092	$865,368
Total noninterest income		169,214	212,542
Total revenue	(j)	1,186,306	1,077,910
Noninterest income		169,214	212,542
Less: Gain on sale of the commercial property		—	(71,654)
Gain on sale of business		(31,470)	(3,807)
Adjusted noninterest income	(k)	$137,744	$137,081
Adjusted revenue	(i)+(k) = (l)	$1,154,836	$1,002,449

Total noninterest expense	(m)	$526,369	$486,188
Less: Amortization of tax credit and other investments		(58,670)	(66,059)
Amortization of core deposit intangibles		(4,227)	(5,314)
Adjusted noninterest expense	(n)	$463,472	$414,815
Efficiency ratio	(m)/(j)	44.37%	45.10%
Adjusted efficiency ratio	(n)/(l)	40.13%	41.38%
Adjusted pre-tax, pre-provision income	(l)-(n) = (o)	$691,364	$587,634
Average total assets	(p)	$37,874,434	$35,290,542
Adjusted pre-tax, pre-provision profitability ratio (1)	(o)/(p)	2.44%	2.23%
Adjusted noninterest expense (1)/average assets	(n)/(p)	1.64%	1.57%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Nine Months Ended
Yield on Average Loans		September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest income on loans	(a)	$385,538	$365,555	$306,939	$1,088,997	$872,039
Less: ASC 310-30 discount accretion income		(2,863)	(6,299)	(4,535)	(14,362)	(14,029)
Adjusted interest income on loans	(b)	$382,675	$359,256	$302,404	$1,074,635	$858,010

Average loans	(c)	$30,498,037	$29,646,766	$27,529,779	$29,790,281	$26,783,082
Add: ASC 310-30 discount		25,852	29,997	41,875	29,939	45,255
Adjusted average loans	(d)	$30,523,889	$29,676,763	$27,571,654	$29,820,220	$26,828,337

Average loan yield (1)	(a)/(c)	5.02%	4.95%	4.42%	4.89%	4.35%
Adjusted average loan yield (1)	(b)/(d)	4.97%	4.86%	4.35%	4.82%	4.28%

Net Interest Margin
Net interest income	(e)	$348,720	$341,679	$303,155	$1,017,092	$865,368
Less: ASC 310-30 discount accretion income		(2,863)	(6,299)	(4,535)	(14,362)	(14,029)
Adjusted net interest income	(f)	$345,857	$335,380	$298,620	$1,002,730	$851,339

Average interest-earning assets	(g)	$36,822,293	$35,767,808	$34,208,533	$36,039,382	$33,542,941
Add: ASC 310-30 discount		25,852	29,997	41,875	29,939	45,255
Adjusted average interest-earning assets	(h)	$36,848,145	$35,797,805	$34,250,408	$36,069,321	$33,588,196

Net interest margin (1)	(e)/(g)	3.76%	3.83%	3.52%	3.77%	3.45%
Adjusted net interest margin (1)	(f)/(h)	3.72%	3.76%	3.46%	3.72%	3.39%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2018	June 30, 2018	September 30, 2017
Stockholders’ equity	(a)	$4,244,850	$4,114,284	$3,781,896
Less: Goodwill		(465,547)	(465,547)	(469,433)
Other intangible assets (1)		(23,656)	(25,029)	(30,245)
Tangible equity	(b)	$3,755,647	$3,623,708	$3,282,218

Total assets	(c)	$39,073,106	$38,072,954	$36,307,966
Less: Goodwill		(465,547)	(465,547)	(469,433)
Other intangible assets (1)		(23,656)	(25,029)	(30,245)
Tangible assets	(d)	$38,583,903	$37,582,378	$35,808,288
Total stockholders’ equity to total assets ratio	(a)/(c)	10.86%	10.81%	10.42%
Tangible equity to tangible assets ratio	(b)/(d)	9.73%	9.64%	9.17%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets and the after-tax gains on the sales of the commercial property, EWIS business and DCB branches (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		September 30, 2018	June 30, 2018	September 30, 2017
Net Income		$171,302	$172,349	$132,660
Add: Amortization of core deposit intangibles, net of tax (2)		964	967	1,006
Amortization of mortgage servicing assets, net of tax (2)		324	305	307
Tangible net income	(e)	$172,590	$173,621	$133,973
Less: Gain on sale of business, net of tax (2)		—	—	(2,206)
Adjusted tangible net income	(f)	$172,590	$173,621	$131,767

Average stockholders’ equity		$4,197,675	$4,062,311	$3,756,207
Less: Average goodwill		(465,547)	(465,547)	(469,433)
Average other intangible assets (1)		(24,530)	(25,648)	(31,408)
Average tangible equity	(g)	$3,707,598	$3,571,116	$3,255,366
Return on average tangible equity (3)	(e)/(g)	18.47%	19.50%	16.33%
Adjusted return on average tangible equity (3)	(f)/(g)	18.47%	19.50%	16.06%

		Nine Months Ended
		September 30, 2018	September 30, 2017
Net Income		$530,683	$420,726
Add: Amortization of core deposit intangibles, net of tax (2)		2,977	3,080
Amortization of mortgage servicing assets, net of tax (2)		962	814
Tangible net income	(h)	$534,622	$424,620
Less: Gain on sale of the commercial property, net of tax (2)		—	(41,526)
Gain on sale of business, net of tax (2)		(22,167)	(2,206)
Adjusted tangible net income	(i)	$512,455	$380,888

Average stockholders’ equity		$4,061,977	$3,630,062
Less: Average goodwill		(466,615)	(469,433)
Average other intangible assets (1)		(26,080)	(33,152)
Average tangible equity	(j)	$3,569,282	$3,127,477
Return on average tangible equity (3)	(h)/(j)	20.03%	18.15%
Adjusted return on average tangible equity (3)	(i)/(j)	19.20%	16.28%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)
Statutory rate of 29.56% was applied for the three months ended June 30, 2018, and the three and nine months ended September 30, 2018. Statutory rate of 42.05% was applied for the three and nine months ended September 30, 2017.

(3)	Annualized.